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EXHIBIT 3.1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                NRG ENERGY, INC.



                                  ARTICLE FIRST

         The name of the corporation (the "Corporation") is NRG Energy, Inc.

                                 ARTICLE SECOND

         The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                  ARTICLE THIRD

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

         A. The Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Class A Common Stock" and "Preferred Stock." The total number of shares of stock that the Corporation has authority to issue is 300, of which:

                  1. 100 shares shall be shares of Common Stock, par value $0.01 per share (the "Common Stock");

                  2. 100 shares shall be shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); and

                  3. 100 shares shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

         The Common Stock and the Class A Common Stock are referred to collectively as the "Common Shares."

         B. The powers, preferences and rights of the holders of Common Stock and Class A Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical on the basis of the number of shares held, whether as to dividends or upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise, except as otherwise required by law or expressly provided in this Certificate of Incorporation, as it may be amended, and subject to the powers, preferences and rights of the holders of Preferred Stock, as provided in



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or as otherwise determined by the Board of Directors pursuant to Section C of this Article FOURTH.

                  1. Dividends.

                           (a) Dividends may be declared and paid to the holders
of Common Stock and Class A Common Stock in cash, property, or other securities of the Corporation out of any funds legally available therefor. If and when dividends on the Common Stock and the Class A Common Stock are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of the Common Stock and the Class A Common Stock shall be entitled to share equally on a per share basis in such dividends. If dividends are declared that are payable in shares of Common Stock, such dividends shall be payable at the same rate on both Common Stock and Class A Common Stock; provided that such dividends shall be payable in shares of Common Stock both to holders of Common Stock and to holders of Class A Common Stock.

                           (b) Subject to provisions of law and rights, powers
and preferences of any series of Preferred Stock and of any other stock ranking prior to the Common Stock or the Class A Common Stock as to dividends, the holders of the Common Stock and the Class A Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors and declared out of any funds legally available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issue of such series.

                  2. Distributions on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes hereinafter referred to as "liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock and the Class A Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the Class A Common Stock and the holders of any other stock ranking on a parity with the Common Stock and the Class A Common Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

                  3. Voting.

                           (a) At each annual or special meeting of the
stockholders, or, if the stockholders have the power to act by written consent, in any action taken by written consent in lieu thereof, each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each Common Stock share standing in such stockholder's name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of stockholders.

                           (b) At each annual or special meeting of the
stockholders, or, if the stockholders have the power to act by written consent, in any action taken by written consent in



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lieu thereof, each holder of Class A Common Stock shall be entitled to ten (10)
votes in person or by proxy for each Class A Common Stock share standing in such stockholder's name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of stockholders.

                           (c) Except as may be otherwise required by law or
this Certificate of Incorporation, the holders of Common Stock and Class A Common Stock shall vote together as a single class.

                  4. Conversion of Class A Common Stock.

                           (a) Optional Conversion.

                                    (i) Each share of Class A Common Stock may
at any time be converted into one (1) fully paid and non-assessable share of Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration of transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 4(a)(v) below.

                                    (ii) As promptly as practicable after the
surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in Section 4(a)(i) above and the payment in cash of any amount required by the provisions of Sections 4(a)(i) and 4(a)(v), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

                                    (iii) No adjustments in respect of dividends
shall be made upon the conversion of any share of Class A Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on



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shares of Class A Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

                                    (iv) The Corporation covenants that it will
at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Common Stock, will, upon issuance, be fully paid and non-assessable and not subject to any preemptive rights.

                                    (v) The issuance of certificates
representing shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                           (b) Automatic Conversion.

                                    (i) All outstanding Class A Common Stock
shall be automatically converted into Common Stock on a share-for-share basis if at any time Xcel Energy Inc. or its successors by way of merger or consolidation, together with their respective affiliates ceases to own, directly or indirectly, at least 30% of the total number of outstanding Common Shares, as reflected on the stock transfer records of the Corporation. For purposes of the immediately preceding sentence, any Common Shares repurchased and held as treasury shares or canceled by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase or cancellation.

                                    (ii) Each share of Class A Common Stock
shall be automatically converted on a share-for-share basis into Common Stock upon the transfer of such share of Class A Common Stock. For purposes of the immediately preceding sentence, "transfer" means any sale, gift, assignment or other transfer of any ownership or voting interest in any share of Class A Common Stock, including (a) by way of any merger, consolidation, combination or reorganization of the Corporation with or into another entity (whether or not the



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Corporation is the surviving entity), (b) any offer, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase or other direct or indirect transfer or disposal of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or (c) entry into any swap or other arrangement (including by way of insurance) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class A Common Stock, but shall not include (y) any pledge of such stock as collateral, or (z) any "transfer" to any person or entity that (A) is an "Affiliate" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of a holder of such Class A Common Stock prior to such transfer and without giving effect to any agreements executed in connection with such transfer or (B) becomes an Affiliate by virtue of transactions for which an agreement was existing as of April 30, 2000.

                                    (iii) In the event of any conversion of the
Class A Common Stock pursuant to Section 4(b)(i) or (ii), certificates which formerly represented outstanding shares of Class A Common Stock will thereafter be deemed to represent a like number of shares of Common Stock and all authorized Common Shares shall consist of only Common Stock.

                  5. Splits, Subdivisions, etc. If the Corporation shall in any manner split, reclassify, subdivide or combine the outstanding Common Stock or Class A Common Stock, the outstanding shares of the other such class of Common Shares shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of the class of Common Shares that have been split, reclassified, subdivided or combined.

                  6. No Preemptive Rights. No holder of Common Stock or Class A Common Stock shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the Corporation or to any security of the Corporation convertible into such stock.

                  7. Reissuance of Class A Common Stock. Following the initial issuance of shares of Class A Common Stock, the Corporation shall not issue additional shares of Class A Common Stock, and all shares of Class A Common Stock surrendered for conversion or redeemed or repurchased by the Corporation shall be retired and shall not be reissued by the Corporation.

                  8. Priority of Preferred Stock. The Common Stock and the Class A Common Stock are subject to all powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors, pursuant to authority expressly granted and vested in it by Section C of this Article FOURTH.

         C. The Board of Directors shall have the authority to issue shares of Preferred Stock from time to time on such terms as it may determine, and to divide the Preferred Stock into one or more series. In connection with the creation of any such series, the Board of Directors shall have the authority to fix by the resolution or resolutions providing for the issue of shares thereof the designations, voting powers, preferences and relative participating, option or other special



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rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

                                  ARTICLE FIFTH

         The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE SIXTH

         The names of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

         Wayne H. Brunetti
         Gary R. Johnson
         Richard C. Kelly
         Edward J. McIntyre

         The mailing address for each of the foregoing directors shall be c/o Xcel Energy Inc., 800 Nicollet Mall, Minneapolis, MN 55402.

                                 ARTICLE SEVENTH

         Except as otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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